EXHIBIT 23.6



                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the Employee Stock Purchase Plan of 360 Communications Company of our report dated February 7, 1997 on our audit of the financial statements of the Orlando SMSA Limited Partnership as of and for the year ended December 31, 1996; such financial statements are not included separately in this Registration Statement.





                                                       Coopers & Lybrand L.L.P.

Atlanta, Georgia
March 26, 1997